    As filed with the Securities and Exchange Commission on October 8, 1998

                                                          Registration No.
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ----------------
                              BANK ONE CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                 31-1597175
  (State or other jurisdiction of                  (I.R.S. employer
  incorporation or organization)                 identification number)

                           One First National Plaza
                            Chicago, Illinois 60670
                                 312-732-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                ----------------
                           Sherman I. Goldberg, Esq.
                         Secretary and General Counsel
                             BANK ONE CORPORATION
                           One First National Plaza
                            Chicago, Illinois 60670
                                 312-732-3551
           (Name, Address, including zip code, and telephone number,
                  including area code, of agent for service)
                                   Copy to:
                            Laurence Goldman, Esq.
                             BANK ONE CORPORATION
                           One First National Plaza
                            Chicago, Illinois 60670

                                ----------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                  CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                          Proposed          Proposed
          Title of each                                   maximum            maximum
             class of                      Amount         offering          aggregate          Amount of
            securities                     to be           price             offering         registration
         to be registered                registered      per unit(1)         price(1)             fee
----------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.01 per        5,000,000
 share.............................        shares          $40.00         $200,000,000.00      $59,000.00
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices of the Common Stock as reported by New York Stock Exchange-- Composite Transactions Tape for October 5, 1998.

PROSPECTUS

                                      LOGO

                               ----------------

                              BANK ONE CORPORATION
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                               ----------------

                                  COMMON STOCK

  This Prospectus describes BANK ONE CORPORATION's Dividend Reinvestment and Stock Purchase Plan, which provides each stockholder of record of the Company's Common Stock:

    . a simple and convenient method of investing in shares of the Company's Common Stock, and

    . no brokerage commission or service charge for purchases.

  A Plan participant may purchase additional shares of the Company's Common Stock by:

    . reinvesting cash dividends paid on shares of the Company's Common
      Stock, or

    . making voluntary cash investments of $25 to $5,000 each month.

  The price of the Company's Common Stock purchased under the Plan will be calculated as described in Question 15 on page 8 of this Prospectus.

  BANK ONE CORPORATION's Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange, trading under the symbol "ONE".

  We have registered a total of 5,000,000 shares for sale under the Plan.

  You should keep this Prospectus for future reference.

                              BANK ONE CORPORATION
                            One First National Plaza
                            Chicago, Illinois 60670
                                  312-732-4000

                               ----------------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF BANK ONE CORPORATION, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                The date of this Prospectus is October 8, 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
      Important Notice to Stockholders.....................................   2
      BANK ONE CORPORATION.................................................   3
      The Plan.............................................................   4
        Purpose............................................................   4
        Participation Options..............................................   4
        Advantages.........................................................   4
        Administration.....................................................   4
        Participation......................................................   5
        Purchases..........................................................   7
        Voluntary Cash Payments............................................   8
        Costs..............................................................   9
        Federal Income Tax Consequences....................................  10
        Reports to Participants............................................  11
        Dividends..........................................................  11
        Certificates for Shares............................................  11
        Termination of Participation in the Plan...........................  13
        Withdrawal or Sale of Shares in Plan Accounts......................  14
        Other Information..................................................  14
      Use of Proceeds......................................................  16
      Legal Opinion........................................................  16
      Experts..............................................................  16
      Where You Can Find More Information..................................  17
      Forward-Looking Statements...........................................  19
      Indemnification......................................................  20

                               ----------------

                        IMPORTANT NOTICE TO STOCKHOLDERS

  Stockholders enrolled in the Dividend Reinvestment and Stock Purchase Plan (the "Plan") will remain enrolled unless they notify First Chicago Trust Company of New York or its successor ("FCT"), administrator of the Plan, that they wish to terminate their participation.

  If you wish to enroll in the Plan, you may obtain an Enrollment Authorization Form by contacting FCT (see Question 6 on page 5). In addition, brokers and nominees may reinvest dividends on behalf of beneficial owners by means of the Broker and Nominee Authorization Form (see Question 10 on page 7).

  Stockholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

                               ----------------

  NO PERSON IS AUTHORIZED BY BANK ONE CORPORATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE THROUGH ITS USE SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BANK ONE CORPORATION SINCE THE DATE HEREOF.

                             BANK ONE CORPORATION

  BANK ONE CORPORATION (the "Company") is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, (the "Merger") of First Chicago NBD Corporation ("FCN") with BANC ONE CORPORATION ("BANC ONE").

  Through its bank subsidiaries, the Company provides domestic retail banking, worldwide corporate and institutional banking, and trust and investment management services. At October 2, 1998, the Company operated banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. The Company also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

  The Company is a legal entity separate and distinct from its affiliate banks and its nonbank subsidiaries (collectively, the "affiliates"). Accordingly, the right of the Company, and thus the right of the Company's creditors and shareholders, to participate in any distribution of the assets or earnings of any affiliate is necessarily subject to the prior claims of creditors of the affiliate except to the extent that claims of the Company in its capacity as a creditor may be recognized. The principal sources of the Company's revenues are dividends, interest on loans and fees from its affiliates.

  The Company's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

                                   THE PLAN

  The following is a question and answer statement of the Plan terms in effect for (i) cash dividends paid to holders of the Company's Common Stock, $0.01 par value per share, (the "Common Stock") on and after January 1, 1999 and
(ii) voluntary cash payments received by FCT on and after November 1, 1998. Stockholders not participating in the Plan will receive cash dividends, as declared, in the usual manner.

                                    PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

  The Plan provides stockholders of record of the Common Stock with a simple and convenient way to invest Common Stock cash dividends and voluntary cash payments in additional shares of Common Stock without paying any brokerage commissions or service charges. To the extent shares are purchased directly from the Company, and not in market transactions (as defined in Question 13), the Company will receive additional funds for general corporate purposes.

                             PARTICIPATION OPTIONS

2. WHAT OPTIONS ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

  Plan participants may choose Full Dividend Reinvestment, Partial Dividend Reinvestment or Voluntary Cash Payments Only. See Question 9 for more detailed information.

                                  ADVANTAGES

3. WHAT ARE THE ADVANTAGES OF THE PLAN?

  . NO BROKERAGE OR SERVICE CHARGES. You will not pay any brokerage commissions or service charges in connection with your purchases under the Plan.

  . FULL INVESTMENT, INCLUDING FRACTIONAL SHARES. Plan Participants' funds can be fully invested because the Plan permits fractions of shares to be credited to accounts under the Plan (each, a "Plan Account"). Dividends on such fractions, as well as on whole shares, will be reinvested in additional shares and such shares credited to your Plan Account.

  . CERTIFICATE SAFEKEEPING. No need to safekeep stock certificates for shares credited to your Plan Account. In addition, you may deposit stock certificates you currently hold in your name with FCT for safekeeping. See Question 26.

  . SIMPLIFIED RECORDKEEPING. Regular periodic statements reflecting all year-to-date activity in your Plan Account, including purchases and withdrawals of shares and latest account balance, will simplify your recordkeeping.

                                ADMINISTRATION

4. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

  FCT will administer the Plan, keep records, send Plan Account statements to each participant, and perform other duties related to the Plan. Shares purchased for you under the Plan will be held for you in safekeeping by or through FCT, and will be reflected on your Plan Account statement, until you stop participating in the Plan or request in writing that FCT issue certificates for whole shares credited to your Plan Account. FCT also acts as dividend disbursement agent, transfer agent and registrar for the Common Stock.

  All communications regarding the Plan should be addressed to FCT at the following address (please include a reference to BANK ONE CORPORATION in your correspondence):

      FIRST CHICAGO TRUST COMPANY OF NEW YORK
      DIVIDEND REINVESTMENT PLANS
      P. O. BOX 2598
      JERSEY CITY, NJ 07303-2598
      TELEPHONE: 1-888-764-5592
      INTERNET: HTTP://WWW.FCTC.COM
      E-MAIL: FCTC BANKONE@EM.FCNBD.COM
      TDD: 1-201-222-4955 (TELECOMMUNICATIONS DEVICE FOR THE HEARING
      IMPAIRED)

  The Company may adopt policies and procedures to facilitate the administration of the Plan.

                                 PARTICIPATION

5. WHO IS ELIGIBLE TO PARTICIPATE?

  Stockholders of record of Common Stock (other than restricted shares issued to employees of the Company or its subsidiaries under certain employee benefit plans), generally are eligible to participate in the Plan. You are a stockholder of record if your Common Stock is registered in your own name rather than the name of a broker, bank, custodian or nominee.

  If your shares are registered in a name other than your own (for example, in the name of a broker or bank nominee), you are a beneficial owner and you must either become a stockholder of record by having such shares transferred into your own name or make arrangements with your broker or bank to participate in the Plan on your behalf. Your broker or nominee can arrange to reinvest dividends under the Plan on your behalf by signing and returning, each time a dividend is declared, either the Enrollment Authorization Form or the Broker and Nominee Authorization Form (the "B&N Form"). See Question 10 below.

  You may not assign your right to participate in the Plan apart from a transfer of your Common Stock to another person.

  You will not be eligible to participate in the Plan if you live in a state or country in which it may be unlawful for the Company to offer or sell to you Common Stock issued pursuant to the Plan.

6. HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

  An eligible stockholder may join the Plan by obtaining and completing an Enrollment Authorization Form and returning it to FCT. If the shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign.

  If you were a participant in the dividend reinvestment plan of either FCN or BANC ONE immediately prior to the Merger and have not subsequently terminated your participation in the Plan, you are already enrolled in the Plan. A current participant should only send in a new Enrollment Authorization Form to change the current investment option.

  You may obtain an Enrollment Authorization Form by contacting FCT at the address and phone number shown in response to Question 4.

7. IS PARTIAL PARTICIPATION AVAILABLE UNDER THE PLAN?

  Yes. If you are an eligible stockholder and you want to reinvest the dividends on less than all of your shares, you must sign an Enrollment Authorization Form indicating the number of shares on which you want the dividends reinvested under "Partial Dividend Reinvestment."

8. WHEN MAY AN ELIGIBLE STOCKHOLDER JOIN THE PLAN?

  An eligible stockholder may join the Plan at any time. After enrolling, you will remain in the Plan until you withdraw all shares of Common Stock credited to your Plan Account and either (i) elect to discontinue reinvesting dividends or (ii) sell or otherwise dispose of all the shares of Common Stock held in your own name.

  If FCT receives a signed Enrollment Authorization Form on or prior to a dividend record date, reinvestment of your dividends will begin with that dividend payment. Dividend payment dates for the Common Stock ordinarily will be the first day of January, April, July and October and corresponding record dates will usually precede dividend payment dates by a few weeks. For a discussion regarding when voluntary cash payments may be made, see Questions 17 and 18.

  The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend upon the Company's earnings, financial requirements and other factors.

9. WHAT DOES THE ENROLLMENT AUTHORIZATION FORM PROVIDE?

  The Enrollment Authorization Form provides for the purchase of additional shares of the Company's Common Stock through the following investment options:

  . FULL DIVIDEND REINVESTMENT. The Company will invest in accordance with the Plan all of your cash dividends on all of the shares of Common Stock currently or subsequently registered in your name, as well as on the shares credited to your Plan Account. You may also make voluntary cash payments to purchase additional shares in accordance with the Plan.

  . PARTIAL DIVIDEND REINVESTMENT. The Company will invest in accordance with the Plan the cash dividends on the number of shares (not more than the total registered in your name) of Common Stock you specify, as well as on the shares credited to your Plan Account. You may also make voluntary cash payments to purchase additional shares in accordance with the Plan.

  . VOLUNTARY CASH PAYMENTS ONLY. You may make voluntary cash payments for the purchase of additional shares in accordance with the Plan, without reinvesting dividends on shares of Common Stock registered in your name. If you desire this option, a check or money order covering your initial voluntary cash payment must accompany your Enrollment Authorization Form, or you may use automatic monthly deductions as explained in Question 17. Cash dividends on shares purchased with voluntary cash payments and held in your Plan Account will automatically be reinvested in additional shares. If you wish to receive cash dividends on such shares, you must withdraw the shares from your Plan Account by telephone or written notification to FCT at the address set forth in Question 4.

10. HOW DO BROKERS AND NOMINEES PARTICIPATE ON BEHALF OF BENEFICIAL OWNERS?

  The Broker and Nominee ("B&N") Form provides a way for a broker or nominee to inform FCT each time the Company declares a cash dividend on Common Stock of the names of participating beneficial owners and the number of shares on which the dividend is to be reinvested. Unlike the Enrollment Authorization Form, a new B&N Form must be completed each time a dividend is declared. FCT, on the Dividend Investment Date (as defined in response to Question 13), will reinvest the dividend payable with respect to the number of shares specified in the broker or nominee's instructions for each identified beneficial owner in as many whole shares of Company Common Stock as can be purchased in accordance with the Plan.

  As soon as practical following the Dividend Investment Date, FCT will transmit to the broker or nominee information with respect to each beneficial owner for whom the dividend reinvestment has been requested. The information will show for each such beneficial owner: (a) the number of shares specified for reinvestment of the dividend, (b) the total dividend paid with respect to such shares, (c) the number of whole shares purchased, (d) the total cost of the shares purchased, (e) the amount of the total dividend not reinvested, (f) the aggregate fair market value of the shares purchased and (g) the total dividend reportable for Federal income tax purposes. Accompanying such information will be a share certificate, registered in the name of the broker or nominee, for the total number of shares purchased for each of such beneficial owners, and a check for the aggregate amount of the dividend not reinvested for such beneficial owners.

  The B&N Form and appropriate instructions must be received by FCT not later than the fifth business day following the record date for such dividend to be reinvested.

11. HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

  You may change your investment option at any time by requesting a new Enrollment Authorization Form and returning it to FCT at the address set forth in Question 4.

12. ARE STOCKHOLDERS ENROLLED IN THE PLAN REQUIRED TO SEND IN A NEW ENROLLMENT AUTHORIZATION FORM ANNUALLY?

  No. Once enrolled in the Plan you will continue to be enrolled without further action on your part, unless you give notice to FCT by telephone or in writing that you wish to terminate participation in the Plan.

                                   PURCHASES

13. HOW WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

  The Company may, at its sole discretion, direct either (i) the purchase of newly issued shares from the Company, which may be shares held by the Company (known as "treasury shares"), or (ii) the purchase of shares in "market transactions," which are transactions on any securities exchange where such shares are traded, in the over-the-counter market or by negotiated transactions. The purchase of newly issued shares and the purchase of shares in market transactions will not both occur under the Plan for the same Investment Date (as defined in the next paragraph). Market transactions may be on such terms as to price, delivery, and otherwise, as an independent agent, which the Company will appoint to act for participants, may determine. Neither the Company nor any participant shall have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made. Market transactions will provide no new funds for the Company.

  An "Investment Date" is either a Dividend Investment Date or a Voluntary Cash Investment Date. A "Dividend Investment Date" is generally the dividend payment date. If, however, the dividend payment date is not a trading day on the New York Stock Exchange (the "Exchange"), the Dividend Investment Date shall be the first such trading date following the dividend payment date. A "Voluntary Cash Investment Date" is the first trading date of each month on the Exchange. The Company will decide whether to issue new shares of Common Stock or to purchase shares in market transactions no later than the relevant Investment Date.

14. WHEN WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

  Purchases from the Company of newly issued shares of Common Stock will be made on the relevant Investment Date. Purchases through market transactions may occur on any date or dates commencing with the relevant Investment Date and ending no later than 30 days from the relevant Investment Date except where completion at a later date is necessary or advisable, in the opinion of the Company, under any applicable Federal securities laws (the "purchase period"). Shares purchased in market transactions will be allocated and credited to participants' Plan Accounts as of the date the independent agent completes purchases for the purchase period.

15. WHAT WILL BE THE PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

  The price of newly issued shares will be the average of the high and low sales prices, rounded to three decimal places, of the Common Stock reported on the New York Stock Exchange Composite Transactions Tape for the relevant Investment Date on which the Common Stock is traded on the Exchange. The price of shares purchased in market transactions will be the weighted average purchase price of all shares purchased for the relevant Investment Date.

16. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

  The number of shares purchased for you will depend on the amount of your dividends or voluntary cash payments and the purchase price per share. Your Plan Account will be credited with that number of shares, including, in the case of stockholders of record, fractions of shares, equal to the total amount to be invested divided by the applicable purchase price per share.

                            VOLUNTARY CASH PAYMENTS

17. HOW ARE VOLUNTARY CASH PAYMENTS MADE?

  Plan participants may make voluntary cash payments by sending a check, with the appropriate form from their periodic statement, to FCT. If you select the Plan's Voluntary Cash Payments Only investment option, you must send a check or money order covering your first voluntary cash payment with your Enrollment Authorization Form. Do not send cash.

  In addition, participants may make voluntary cash payments of a specified amount, up to the limit described below, automatically each month through an Automated Clearing House (ACH) withdrawal from a predesignated account at a U.S. bank or financial institution. To initiate automatic monthly investments, you must complete and sign an Authorization Form for Automatic Deductions (a "Form"), available from FCT, and return it to FCT together with a voided blank check or savings account deposit slip for the account from which funds are to be withdrawn (a "Deposit Account"). Forms will be processed and become effective as promptly as practicable; however, you should allow four to six weeks for your first investment to be initiated. Once automatic monthly deductions begin, funds will be withdrawn from the specified Deposit Account on the third business day preceding the relevant Voluntary Cash Investment Date.

  Participants may change or terminate automatic monthly deductions by completing and submitting to FCT a new Form. To be effective with respect to a particular Voluntary Cash Investment Date, FCT must receive the new Form at least 6 business days prior to such Voluntary Cash Investment Date.

  Each voluntary cash payment must be at least $25, and such payments cannot, in any one month, exceed a total of $5,000 per participant. The same amount of money need not be sent each month and there is no obligation to make any voluntary cash payments after enrollment in the Plan. Voluntary cash payments received from participants must be in U.S. Dollars and, if in the form of a check or money order, must be payable to "FCT--BANK ONE CORPORATION".

18. WHEN WILL VOLUNTARY CASH PAYMENTS BE INVESTED?

  Voluntary cash payments received prior to a Voluntary Cash Investment Date will be used to purchase shares of Common Stock on such Voluntary Cash Investment Date. Voluntary cash payments received on or after a Voluntary Cash Investment Date will be used to purchase shares of Common Stock for the next succeeding Voluntary Cash Investment Date unless you request that your voluntary cash payment be returned. Under no circumstances will interest be paid on voluntary cash payments. Therefore, although voluntary cash payments may be made at any time, you are strongly urged to transmit your voluntary cash payments so that they are received by FCT shortly prior to a Voluntary Cash Investment Date.

19. HOW CAN I HAVE MY VOLUNTARY CASH PAYMENTS RETURNED?

  Your uninvested voluntary cash payments will be returned to you if FCT receives your telephone or written request at least 2 business days prior to a Voluntary Cash Investment Date.

                                     COSTS

20. WHAT ARE THE COSTS TO A PARTICIPANT IN THE PLAN?

  For purchases, a participant will incur no brokerage commissions or service charges. For sales of all or a part of the shares held for a participant under the Plan, any brokerage commissions or other fees will be charged. See Questions 21 and 22 below for additional, tax-related information. The Company will pay all costs of administering the Plan as well as brokerage commissions or service charges incurred in connection with the purchase of shares. The Company reserves the right to establish service charges in connection with the Plan in the future; you will be notified prior to any such charges becoming effective.

                        FEDERAL INCOME TAX CONSEQUENCES

21. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

  DIVIDEND REINVESTMENT: Based on the current position of the Internal Revenue Service, when stock is acquired directly from the Company, the holder who reinvests dividends under the Plan will be treated as receiving a taxable dividend on the Dividend Investment Date in an amount equal to the fair market value of the shares of Common Stock purchased for the participant's account (rather than the amount of cash dividend otherwise payable to the participant). "Fair market value" is defined for this purpose as the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange Composite Transactions Tape for the relevant Dividend Investment Date. A participant's tax basis for shares purchased from the Company will be equal to the amount of dividend income recognized for Federal income tax purposes. The participant's holding period for the shares will commence on the day after the Dividend Investment Date.

  Although the Internal Revenue Service has not ruled on the tax aspects of a plan pursuant to which a company elects to purchase shares in market transactions, it is the Company's view that a participant's tax basis for shares purchased in market transactions will be equal to the weighted average purchase price of all shares purchased for the relevant Investment Date (See Question 15). In addition, a participant will also realize a taxable dividend to the extent of an allocated portion of brokerage commissions paid by the Company with respect to shares credited to the participant's account.

  VOLUNTARY CASH PAYMENTS: Based upon the current position of the Internal Revenue Service, a holder of the Company's Common Stock who makes voluntary cash payments for purchases of Common Stock under the Plan will have a tax basis for shares purchased from the Company equal to the amount of the voluntary cash payment plus any dividend income recognized for Federal income tax purposes. The participant's holding period will commence on the day after the Voluntary Cash Investment Date.

  Although the Internal Revenue Service has not ruled on the tax aspects of a plan pursuant to which a company elects to purchase shares in market transactions with voluntary cash payments, it is the Company's view that the above rules apply and that a participant will also realize a taxable dividend to the extent of an allocated portion of brokerage commissions paid by the Company with respect to shares credited to the participant's account.

  OTHER RULES AND REPORTS: Under current tax law, the amount of any dividend realized by a taxable corporate participant will be eligible for the 70% dividend received deduction available to corporations subject to certain holding period requirements (normally 46 days).

  A participant will not realize taxable income on the receipt of a certificate for whole shares of Common Stock credited to his or her Plan account, either upon withdrawal of those shares from such account or upon termination of the Plan. Taxable gain or loss may be realized, however, when shares are sold or otherwise disposed of or when a cash payment is received from the Company for a fractional share withdrawn from a participant's account. Generally, any such gain or loss will be measured by the difference between the amount realized on the disposition and the tax basis of the disposed shares.

  FCT will report to participants and to the Internal Revenue Service information sufficient to apprise them of the amount that would constitute dividend income.

  The aforementioned positions of the Internal Revenue Service have not been tested in the courts and thus the rules stated above have not been established by judicial decision. The rules stated above are also subject to change. All Plan participants should consult their own tax advisors to determine the particular tax consequences of their participation in the Plan.

22. HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO STOCKHOLDERS WHO PARTICIPATE IN THE PLAN?

  If you fail to provide your taxpayer identification number (or certification of exemption for withholding for nonresident aliens) to FCT in the manner required by law, dividends on the Common Stock or proceeds from the sale of shares held for your account are subject to Federal income tax withholding at the rate of 31%. In addition, you may be required to certify that you are not subject to withholding on interest and dividend payments as a result of failure to report all interest and dividend income on prior tax returns, and, absent such certification, you may be subject to withholding of 31% of your dividends. Also, the Internal Revenue Service may notify the Company to begin withholding if you have furnished an incorrect taxpayer identification number or you have failed to report all interest or dividend income on prior tax returns. In such cases, the appropriate amount of tax will be withheld and the balance in shares will be credited to your account. Certain stockholders (including corporations and, in many cases, foreign stockholders) are, however, exempt from the above withholding requirements.

  If you are a nonresident alien stockholder whose dividends are subject to United States income tax withholding at the 30% rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be credited to your account in shares.

  These rules are subject to change. All Plan participants should consult their own tax advisors to determine the current effect of these rules on their participation in the Plan.

                            REPORTS TO PARTICIPANTS

23. WHAT KIND OF REPORTS WILL BE SENT TO PLAN PARTICIPANTS?

  As soon as practical after each purchase of Common Stock under the Plan for your Plan Account, a statement of account will be mailed to you by FCT. These statements are your record of current activity plus the cost of your purchases and should be retained for tax purposes. In addition, you will receive copies of other communications sent to holders of the Common Stock, including the Company's Annual Report, the Notice of Annual Meeting and Proxy Statement and the information you will need for reporting your dividend income for Federal income tax purposes.

                                   DIVIDENDS

24. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR PLAN ACCOUNTS?

  Yes. Dividends on all shares of Common Stock, including fractional shares, credited to your Plan Account, whether such shares were purchased with reinvested dividends or voluntary cash payments, or deposited for safekeeping, will be reinvested automatically in additional shares of Common Stock.

                            CERTIFICATES FOR SHARES

25. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

  No. Shares purchased through the Plan will be credited to your Plan Account, but they will not be registered in your name. Rather, they will be registered in the name of FCT's nominee. Certificates will not be issued to you for shares credited to your Plan Account unless you request FCT, by telephone or in writing, to do so or unless your account is terminated. The number of shares credited to your Plan Account will be shown on your periodic statement. This service eliminates the need for you to safekeep stock certificates against loss, theft or destruction.

  Certificates for shares purchased with dividends reinvested pursuant to instructions received on B&N Forms will be delivered to the stockholder of record. See Question 10 above.

  At any time, you may request, by telephone or in writing, that FCT send you a certificate for all or part of the whole shares credited to your Plan Account. You may contact FCT as described in reponse to Question 4. Any remaining whole shares and fractional shares will continue to be credited to your Plan Account. Certificates for fractional shares will not be issued under any circumstances.

26. MAY I DEPOSIT CERTIFICATES WITH SHARES PURCHASED UNDER THE PLAN?

  You may deposit with FCT for safekeeping any certificates for shares of the Common Stock for which dividends are reinvested. There is no charge for this custodial service and, by making the deposit, you will be relieved of the responsibility for loss, theft or destruction of the certificate.

  If you wish to deposit your Common Stock certificates, you must mail them along with a written request for deposit to FCT. The certificates should not be endorsed. To insure against loss resulting from mailing certificates, FCT will provide mail insurance free of charge to you if the certificates are mailed to FCT via first class mail in special, pre-addressed return envelopes supplied by FCT. You can obtain these envelopes by contacting FCT as noted in response to Question 4. Certificates mailed in this manner will be insured for the current market value or $25,000, whichever is less. FCT will promptly send you a statement confirming each deposit of your Common Stock certificates. You must notify FCT of any lost certificate claim within thirty (30) calendar days of the date the certificates were mailed. To submit such a claim, you must be a participant in the Plan or a current record holder of Common Stock. In the latter case, you must enroll in the Plan at the time the insurance claim is processed. The maximum insurance protection provided is $25,000 and the coverage is available only when the certificate(s) are sent in accordance with the guidelines described above.

  Insurance covers the replacement of shares of stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time the certificates are mailed until such time as a replacement can be effected.

  If you choose not to use the pre-addressed envelope provided by FCT, certificates should be mailed to FCT (see Question 4) and properly insured for possible mail loss. You will be charged a certificate replacement fee equal to 2% of the market value of the shares (with a minimum fee of $20) if your certificates are lost in transit to FCT.

  Whenever certificates are issued to you either upon request or upon termination of participation, new, differently numbered certificates will be issued. Dividends will be reinvested on all shares represented by the certificates deposited with FCT.

27. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO PARTICIPANTS?

  Accounts under the Plan are maintained in the name in which your shares are registered at the time you enter the Plan. Consequently, certificates for whole shares purchased under the Plan will be similarly registered when issued to you upon your request. Should you want these shares registered and issued in a different name, you must so indicate in a written request. This would constitute re-registration, and you would be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements.

28. MAY SHARES IN A PLAN ACCOUNT BE PLEDGED?

  Generally, shares credited to your Plan Account may not be pledged or assigned. If you want to pledge or assign such shares, you should contact FCT.

29. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SHARES REGISTERED IN THE PARTICIPANT'S NAME?

  If you dispose of shares of Common Stock registered in your name (those for which you hold certificates), the dividends on the shares credited to your Plan Account will continue to be reinvested until you notify FCT that you wish to terminate your participation in the Plan.

  If you are reinvesting the cash dividends on all of the shares registered in your name (i.e., if you have elected the Full Dividend Reinvestment option described in Question 9) and you dispose of a portion of such shares, the Company will continue to reinvest the dividends on the remainder of the shares registered in your name.

  If you are reinvesting the cash dividends on less than all shares registered in your name (i.e., if you have elected the Partial Dividend Reinvestment option described in Question 9) and you dispose of a portion of such shares, the Company will continue to reinvest the dividends on the remainder of the shares up to the number of shares last indicated on the Enrollment Authorization Form.

  For example, if you authorize the Company to reinvest the cash dividends on 50 shares of a total of 100 shares registered in your name, and then you dispose of 25 shares, the Company would continue to reinvest the cash dividends on 50 of the remaining 75 shares. If instead, you dispose of 75 shares, the Company would continue to reinvest the cash dividends on all of the remaining 25 shares. If you later acquire an additional 100 shares registered in your name, dividends would again be reinvested on a total of 50 shares registered in your name.

                   TERMINATION OF PARTICIPATION IN THE PLAN

30. HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

  To terminate your participation in the Plan, you must direct FCT, by telephone or in writing, to discontinue the reinvestment of dividends on both Common Stock held of record by you and Common Stock held in your Plan Account; you must also withdraw the shares of Common Stock credited to your Plan Account (see Question 32). To terminate your participation, contact FCT as described in response to Question 4 above.

31. WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

  You may terminate your participation in the Plan at any time. If FCT receives your notice to discontinue reinvestment on or prior to the record date for a dividend payment, the next dividend will be paid to you in cash. If FCT receives your notice to discontinue reinvestment after the record date for a dividend payment, FCT, in its sole discretion, may either pay such dividend in cash or reinvest it in Common Stock on your behalf. If such dividend is reinvested, FCT may sell the shares purchased and remit the proceeds to you, less any brokerage commission, any service fee and any other costs of sale. Thereafter, all dividends on Common Stock held of record by you will be paid to you in cash unless you re-enroll in the dividend reinvestment feature of the Plan, which you may do at any time.

  Any voluntary cash payment FCT receives before receiving a notice to discontinue dividend reinvestment will be invested in accordance with the Plan unless you expressly request the payment to be returned as set forth in Question 19.

                 WITHDRAWAL OR SALE OF SHARES IN PLAN ACCOUNTS

32. HOW DOES A PARTICIPANT WITHDRAW SHARES HELD UNDER THE PLAN?

  You may withdraw all or a portion of the shares of Common Stock credited to your Plan Account by notifying FCT, by telephone or in writing, to that effect and specifying in the notice the number of shares to be withdrawn. You may contact FCT as described in response to Question 4 above. Certificates for whole shares of Common Stock so withdrawn will be issued. In no case will certificates for fractional shares be issued.

33. HOW DOES A PARTICIPANT SELL SHARES HELD UNDER THE PLAN?

  You may also request, by telephone or in writing, that all or part of the shares credited to your Plan Account, including fractional shares, be sold. As promptly as reasonably possible after receiving such a request, FCT will place a sale order for your account through a broker designated by FCT, which broker may be affiliated with FCT. You will receive a check for the proceeds of the sale less the applicable brokerage commission, any service charge and any other costs of sale, including any transfer tax.

34. WILL DIVIDENDS ON SHARES WITHDRAWN FROM THE PLAN CONTINUE TO BE
REINVESTED?

  If you have authorized Full Dividend Reinvestment, cash dividends with respect to shares withdrawn from your account will continue to be reinvested. If, however, you have authorized cash dividends with respect to only part of the shares registered in your name to be reinvested, FCT will continue to reinvest dividends on only the number of shares specified by you on the Enrollment Authorization Form unless a new Enrollment Authorization Form specifying a different number of shares is delivered to FCT.

35. WHAT HAPPENS TO ANY FRACTION OF A SHARE WHEN A PARTICIPANT TERMINATES PARTICIPATION AND WITHDRAWS ALL SHARES FROM HIS PLAN ACCOUNT?

  Any fractional share will be converted to its cash equivalent value and a check therefor, together with the certificates for whole shares, will be mailed directly to you. The cash payment will be based on the price at which the shares were sold, less the applicable brokerage commission, any service charge and any other costs of sale.

                               OTHER INFORMATION

36. WHAT HAPPENS IF THE COMPANY DECLARES A STOCK DIVIDEND OR A STOCK SPLIT?

  Any shares of Common Stock distributed by the Company pursuant to a stock dividend or a stock split with respect to shares credited to your Plan Account will be added to your account.

  Shares of Common Stock distributed pursuant to a stock dividend or a stock split with respect to shares for which you hold certificates will be mailed directly to you in the same manner as to stockholders who are not participating in the Plan.

37. HOW WILL A PARTICIPANT'S SHARES HELD BY FCT BE VOTED AT STOCKHOLDERS' MEETINGS?

  Shares held by FCT for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your own name and all whole shares credited to your Plan Account and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card.

  If no instructions are indicated on a properly signed and returned proxy card, all of the whole shares credited to your Plan Account will be voted in accordance with the recommendations of the Company's management. If the proxy card is not returned or is returned unsigned, your shares would be voted only if you or a duly appointed representative vote in person at the meeting.

38. WHAT IS THE RESPONSIBILITY OF THE COMPANY AND FCT UNDER THE PLAN?

  The Company and FCT, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, the prices at which shares are purchased or sold for the participant's account, the time when purchases or sales are made or fluctuations in the market value of the Company's Common Stock.

PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR FCT CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES OF COMMON STOCK PURCHASED BY THEM PURSUANT TO THE PLAN.

39. MAY THE PLAN BE CHANGED OR DISCONTINUED?

  While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend, terminate or modify the Plan, or designate a successor plan, at any time, including the period between a record date and a dividend payment date. The Company and FCT also reserve the right to terminate any participant's participation at any time. You will be notified of any suspension, termination or modification. Upon a termination of the Plan, any uninvested voluntary cash payments will be returned, a certificate for whole shares credited to your Plan Account will be issued, and a cash payment (based on the prevailing market price, less applicable brokerage commission, any service charge and any other costs of sale) will be made for any fraction of a share credited to your Plan Account.

  In the event the Company, or any successor, hereafter terminates the Plan and establishes another dividend reinvestment plan, each eligible participant in the Plan will be enrolled automatically in such other dividend reinvestment plan and shares credited to the participant's Plan Account will be credited automatically to such other dividend reinvestment plan, unless notice is received to the contrary.

40. IF THE PLAN IS SUSPENDED, DOES PARTICIPATION IN THE PLAN CONTINUE?

  Unless notified otherwise, during a suspension of the Plan, a participant will continue to be regarded as a participant in the Plan, and shares of Common Stock in a participant's Plan Account will continue to be held at or through FCT.

41. CAN PARTICIPATION BE TERMINATED IF THE PLAN IS SUSPENDED?

  Participation in the Plan may be terminated by you at any time in the manner described in Question 30.

42. IF THE PLAN IS RESUMED AFTER SUSPENSION, WILL A PARTICIPANT AUTOMATICALLY PARTICIPATE IN THE PLAN?

  Unless a participant terminates participation in the Plan or a changed Enrollment Authorization Form is received by FCT, the instructions previously given on the participant's Enrollment Authorization Form will be followed subject to the terms of the Plan in effect after the suspension ends.

                               ----------------

                                USE OF PROCEEDS

  The Company has no basis for estimating precisely either the number of shares of Common Stock that may be sold under the Plan or the prices at which such shares may be sold. The Company intends to use the proceeds of newly issued shares sold pursuant to the Plan for general corporate purposes, including investments in and extensions of credit to its subsidiaries and the reduction of the Company's long-term indebtedness. The precise amounts and timing of such uses will depend upon, among other factors, the funding requirements of the Company and its subsidiaries, the availability of proceeds of shares sold pursuant to the Plan, and the availability of other funds to the Company and its subsidiaries. Pending such applications, the proceeds will be temporarily invested or applied to the reduction of short-term indebtedness.

                                 LEGAL OPINION

  The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Sherman I. Goldberg, Esq., Secretary and General Counsel of the Company. As of October 2, 1998, Sherman I. Goldberg was the record and beneficial owner of approximately 407,653 shares of Common Stock of the Company and held options to purchase approximately 217,417 shares of Common Stock of the Company.

                                    EXPERTS

  The consolidated financial statements of BANC ONE and its subsidiaries incorporated in this Prospectus by reference to the BANC ONE Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report dated February 12, 1998 accompanying such financial statements and are incorporated herein by reference in reliance upon the report of such firm, given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of FCN included in the Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

  The supplemental consolidated financial statements of the Company appearing in the Company's Current Report on Form 8-K dated October 6, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

  This Prospectus is part of a Registration Statement the Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 with respect to the shares of Common Stock being offered by this Prospectus (the "Registration Statement"). The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about the Company and the Common Stock. The Commission's rules and regulations allow us to omit certain information included in the Registration Statement from this Prospectus. The Registration Statement may be inspected by anyone without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

  In addition, the Company files reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following Commission locations:

  Public Reference Room    New York Regional Office   Chicago Regional Office
  450 Fifth Street, N.W.     7 World Trade Center         Citicorp Center
        Room 1024                 Suite 1300          500 West Madison Street
  Washington, D.C. 20549   New York, New York 10048   Chicago, Illinois 60661-
                                                                2551

  You may also obtain copies of this information by mail from the Commission's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330.

  The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the Commission. That site's address is http://www.sec.gov.

  You can also inspect reports, proxy statements and other information about the Company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Commission allows the Company to "incorporate by reference" information into this Prospectus. This means that the Company can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is superseded by information that is included directly in this document.

  This Prospectus incorporates by reference the documents listed below that the Company, FCN and BANC ONE previously have filed with the Commission. They contain important information about the Company and its financial condition.

              COMPANY FILINGS                              PERIOD
              ---------------                              ------
Current Reports on Form 8-K................ Dated October 2, 1998 and October 6,
                                            1998
Registration Statement on Form S-4
 (Registration No. 333-60313).............. Dated July 31, 1998
                FCN FILINGS
       (COMMISSION FILE NO. 1-7127)                        PERIOD
       ----------------------------                        ------
Annual Report on Form 10-K................. Year ended December 31, 1997
Quarterly Reports on Form 10-Q............. Quarters ended March 31, 1998 and June 30, 1998
Current Reports on Form 8-K................ Dated:
                                             .January 16, 1998
                                             .February 17, 1998
                                             .April 10, 1998
                                             .April 13, 1998
                                             .April 21, 1998
                                             .May 19, 1998
                                             .July 13, 1998
                                             .August 17, 1998
                                             .September 11, 1998
                                             .September 15, 1998
             BANC ONE FILINGS
       (COMMISSION FILE NO. 1-8552)                        PERIOD
       ----------------------------                        ------
Annual Report on Form 10-K................. Year ended December 31, 1997
Quarterly Reports on Form 10-Q............. Quarters ended March 31, 1998 and June 30, 1998
Current Reports on Form 8-K................ Dated:
                                             .January 26, 1998
                                             .April 14, 1998 (as amended by
                                             the Form 8-K/A filed April 21,
                                             1998, as amended by the Form
                                             8-K/A filed May 19, 1998, as
                                             amended by the Form 8-K/A filed
                                             August 17, 1998)
                                             .April 22, 1998
                                             .July 21, 1998
                                             .July 22, 1998
                                             .July 24, 1998 (as amended by the
                                             Form 8-K/A filed August 11, 1998)
                                             .July 24, 1998
                                             .August 28, 1998
                                             .September 11, 1998
                                             .September 17, 1998

  The Company incorporates by reference additional documents that the Company may file with the Commission after the date of this Prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

  You can obtain any of the documents incorporated by reference in this document from the Company, or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from the Company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Prospectus. You can obtain documents incorporated by reference in this Prospectus by requesting them in writing or by telephone from the Company at the following address:

                              Investor Relations
                             BANK ONE CORPORATION
                           One First National Plaza
                                Mail Suite 0460
                            Chicago, Illinois 60670
                           Telephone (312) 732-4812

                          FORWARD-LOOKING STATEMENTS

  This Prospectus (including information included or incorporated by reference herein) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company and its predecessors, FCN and BANC ONE, as well as certain information relating to the merger of BANC ONE and FCN to form the Company, including, without limitation, (x) statements relating to the cost savings, revenue enhancement and restructuring charges estimated to result from the merger and (y) statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following factors:
(a) expected cost savings and revenue enhancements from the merger may not be fully realized or realized within the expected time frame; (b) revenues following the merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the merger may be greater than expected; (c) competitive pressures among depositary and other financial institutions may increase significantly; (d) costs or difficulties related to the integration of BANC ONE's and FCN's businesses may be greater than expected; (e) changes in the interest rate environment may reduce margins; (f) general economic or business conditions either nationally or in the states in which the Company is doing business, may be less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (g) legislative or regulatory changes may adversely affect the business in which the Company is engaged; (h) technological changes (including the costs of remediating or failing to remediate "Year 2000" and "Euro" data systems compliance issues, including those of the Company and those of other persons by whom the Company's business may be affected) may be more difficult or expensive than anticipated; and (i) changes may occur in the securities and capital markets.

  See "Where You Can Find More Information."

                                INDEMNIFICATION

  The Company's Certificate of Incorporation, as amended (the "Certificate"), provides for indemnification of directors and officers. The Company's Certificate provides that the Company will indemnify each director, officer, employee or agent (an "Indemnitee") to the full extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law") or any other applicable laws as presently or hereinafter in effect against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection therewith. The Company's Certificate also authorizes the Company to enter into agreements with any person providing for indemnification greater or different than that provided therein. The Company's Certificate provides that expenses incurred by a director, officer or employee in defending an action, suit or proceeding shall be paid by the Company upon receipt of an undertaking by or on behalf of such person that he will repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company. The Company's Certificate and the Delaware Law also provide that the indemnification provisions of the Company's Certificate and the statute are not exclusive of any other right to which a person seeking indemnification and advancement of expenses may be entitled under any statute, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

  The directors and officers of the Company are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          Securities and Exchange Commission Registration Fee....$ 59,000
          Printing Expenses......................................  75,000*
          Postage and Mailing Expenses...........................  75,000*
          Listing Fees...........................................  25,000*
          Accounting Fees and Expenses...........................  25,000*
          Legal Fees and Expenses................................   5,000*
          Miscellaneous..........................................  10,000*
                                                                 --------
            Total................................................$274,000*
                                                                 ========

     ----------------------
          * Estimated.

Item 15. Indemnification of Directors and Officers.

     The Company is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with certain litigation.

     The Company's Certificate of Incorporation, as amended, provides for indemnification of directors and officers. The provision provides that any person shall to the fullest extent permitted by the General Corporation Law of the State of Delaware be indemnified and reimbursed by the Company for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of the Company, or of any corporation or organization which the person served in any capacity at the request of the Company. The Company's Certificate, as permitted by the General Corporation Law of the State of Delaware, also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.

     The directors and officers of the Company are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits.

     This Registration Statement includes the following Exhibits:

Exhibit
Number                       Description of Exhibits
------                       -----------------------
4.1            Certificate of Incorporation of the Registrant, as amended
               (incorporated herein by reference to Exhibit 3.1 to the
               Registrant's Registration Statement on Form S-3 (File No.
               333-65427)).

4.2 By-Laws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration
               Statement on Form S-3 (File No. 333-65427)).

5              Opinion of Counsel for the Registrant (including Consent of
               Counsel for the Registrant).

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Arthur Andersen LLP.

23.3           Consent of Arthur Andersen LLP.

23.4           Consent of Counsel for the Registrant (included in Exhibit 5).

24             Power of Attorney.

Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

     (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 8th day of October, 1998.


                                         BANK ONE CORPORATION


                                         By:    /s/ M. EILEEN KENNEDY
                                              ---------------------------------
                                                M. Eileen Kennedy
                                                 Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 8, 1998.

     Signature                      Title
     ---------                      -----

/s/ JOHN H. BRYAN*
--------------------------
John H. Bryan                   Director

/s/ SIEGFRIED BUSCHMANN*
--------------------------
Siegfried Buschmann             Director

/s/ JAMES S. CROWN*
--------------------------
James S. Crown                  Director

/s/ BENNETT DORRANCE*
--------------------------
Bennett Dorrance                Director

/s/ MAUREEN A. FAY, O.P.*
--------------------------
Maureen A. Fay, O.P.            Director

/s/ JOHN R. HALL*
--------------------------
John R. Hall                    Director

/s/ VERNE G. ISTOCK*
--------------------------
Verne G. Istock                 Director

/s/ LABAN P. JACKSON, JR.*
--------------------------
Laban P. Jackson, Jr.           Director

/s/ JOHN W. KESSLER*
--------------------------
John W. Kessler                 Director

/s/ RICHARD J. LEHMANN*
------------------------------
Richard J. Lehmann                  Director

/s/ WILLIAM G. LOWRIE*
------------------------------
William G. Lowrie                   Director

/s/ RICHARD A. MANOOGIAN*
------------------------------
Richard A. Manoogian                Director

/s/ WILLIAM T. MCCORMICK, JR.*
------------------------------
William T. McCormick, Jr.           Director

/s/ JOHN B. MCCOY*
------------------------------
John B. McCoy                       Director and Principal Executive Officer

/s/ THOMAS E. REILLY, JR.*
------------------------------
Thomas E. Reilly, Jr.               Director

/s/ JOHN W. ROGERS, JR.*
------------------------------
John W. Rogers, Jr.                 Director

/s/ THEKLA R. SHACKELFORD*
------------------------------
Thekla R. Shackelford               Director

/s/ ALEX SHUMATE*
------------------------------
Alex Shumate                        Director

/s/ FREDERICK P. STRATTON, JR.*
------------------------------
Frederick P. Stratton, Jr.          Director

/s/ JOHN C. TOLLESON*
------------------------------
John C. Tolleson                    Director

/s/ DAVID J. VITALE*
------------------------------
David J. Vitale                     Director

/s/ ROBERT D. WALTER*
------------------------------
Robert D. Walter                    Director

/s/ WILLIAM J. ROBERTS*
------------------------------
William J. Roberts                  Principal Accounting Officer

/s/ ROBERT A. ROSHOLT*
------------------------------
Robert A. Rosholt                   Principal Financial Officer

------------
  *The undersigned, by signing her name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.



                                                 /s/ M. EILEEN KENNEDY
                                       -----------------------------------------
                                                   M. Eileen Kennedy
                                                   Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit
Number                   Description of Exhibits
------                   -----------------------

4.1            Certificate of Incorporation of the Registrant, as amended
               (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (Registration No.
               333-65427)).

4.2 By-Laws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration
               Statement on Form S-3 (Registration No. 333-65427)).

5              Opinion of Counsel for the Registrant (including Consent of
               Counsel for the Registrant).

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Arthur Andersen LLP.

23.3           Consent of Arthur Andersen LLP.

23.4           Consent of Counsel for the Registrant (included in Exhibit 5).

24             Power of Attorney.